Exhibit 99.1

Oppenheimer 13th Annual Consumer Conference Oxford

Cautionary Statements Regarding Forward-Looking Statements This presentation may include statements that are forward-looking statements within the meaning of the federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. We intend for all forward-looking statements contained herein or on our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Important assumptions relating to these forward-looking statements include, among others, assumptions regarding the impact of economic conditions on consumer demand and spending, particularly in light of general economic uncertainty that continues to prevail, demand for our products, timing of shipments requested by our wholesale customers, expected pricing levels, competitive conditions, retention of and disciplined execution by key management, the timing and cost of store openings and of planned capital expenditures, costs of products as well as the raw materials used in those products, costs of labor, acquisition and disposition activities, expected outcomes of pending or potential litigation and regulatory actions, access to capital and/or credit markets and the impact of foreign losses on our effective tax rate. Forward-looking statements reflect our current expectations, based on currently available information, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors relating to these risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. contained in our Annual Report on Form 10-K for the period ended February 2, 2013 under the heading “Risk Factors” and those described from time to time in our future reports filed with the SEC. For comparative purposes, keep in mind that fiscal 2011 and fiscal 2013 are 52 week years, while fiscal 2012 was a 53 week year, with the extra week in the fourth quarter of fiscal 2012. Comparable Store Sales The Company’s disclosures about comparable store sales include sales from its full-price stores and e-commerce sites, excluding sales associated with e-commerce flash clearance sales and sales from the Company’s restaurants. Definitions and calculations of comparable store sales differ among companies in the retail industry, and therefore comparable store metrics disclosed by the Company may not be comparable to the metrics disclosed by other companies.

Introductions K. Scott Grassmyer CFO

Oxford’s Strategy To own, develop and use powerful, emotional brands to drive sustained, profitable growth.

Revenue Mix Dominated by Lifestyle Brands Fiscal 2012 Revenue Other Ben Sherman Lanier Clothers Lilly Pulitzer Tommy Bahama 1% 10% 13% 14% 62%

Note: Lilly Pulitzer was acquired by Oxford in December 2010. The fiscal 2010 sales figure presented represents their full year of operations. 13% increase 17% increase 30% increase 30% increase Lifestyle Brands Are Our Major Growth Drivers $600 $500 $400 $300 $200 $100 $0 Fiscal 2010 Fiscal 2011 Fiscal 2012 Lilly Pulitzer Sales (in millions) Fiscal 2010 Fiscal 2011 Fiscal 2012 $140 $120 $100 $80 $60 $40 $20 $0 Tommy Bahama Sales (in millions)

High-Margin Brands Drive Profitability Fiscal 2012 Operating Income (adjusted) ($ in millions) 80 70 60 50 40 30 20 10 0 -10 -20 Tommy Bahama Lilly Pulitzer Lanier Clothes Ben Sherman Corporate & Other Consolidated

Consolidated Highlights Fiscal 2012 Net Sales Increased 13% to $855.5 million 88% from brands we own 54% from direct to consumer channels of distribution Operating Income (adj.) Increased to $79.3 million from $76.8 million Includes impact of $15.9 million of operating losses related to Asia-Pacific expansion and New York “island” EPS (adj.) Increased to $2.61 per share from $2.41 per share Dividends paid per share - $0.60 Note: Reconciliations of GAAP to adjusted results in this presentation are included in the Company’s 2012 Annual Report, which is available at this presentation or on the Company’s website at www.oxfordinc.com

Consolidated Highlights First Quarter Fiscal 2013 Net Sales $234.2 million compared to $231.0 million in Q1 FY12 Operating Income $26.1 million from $32.8 million in Q1 FY12 EPS $0.82 per share from $1.09 per share

 Tommy Bahama is an island-inspired lifestyle brand that defines relaxed, sophisticated style in men’s and women’s sportswear, swimwear, accessories and footwear. Fiscal 2012 DTC approached 70% of the business Sales per sq. ft. of $705 compared to $645 in FY11 (full price retail stores) E-commerce represented 11% of total Tommy Bahama sales Women’s was 28% of sales in full price retail stores Comp store sales percentage increased in mid teens Continued investment in Asia-Pacific operations with operating loss of $10.4 million Operating loss of $5.5 million associated with the Tommy Bahama “island” in Manhattan. Consisted primarily of pre-opening rent and opening costs Fiscal 2012 Net Sales of $528.6 million compared to $452.2 million in FY11 Operating Income of $69.5 million compared to $64.2 million in FY11 Operating Margin of 13.1% compared to 14.2% in FY11

 First Quarter Fiscal 2013 7% sales increase; 10% comp store sales increase Continued investment in Asia-Pacific operations with operating loss of $4.4 million Opened six U.S. and two international stores in quarter At quarter end, operated 121 retail stores globally including : 80 full price stores 15 restaurant-retail locations 26 outlets Expect to open approximately 8 additional stores in Q’s 2-4 Early in Q2, acquired 9 stores in Canada, previously operated by a licensee First Quarter Fiscal 2013 Net Sales of $150.4 million compared to $141.1 million in Q1 FY12 Operating Income of $21.4 million compared to $25.6 million in Q1 FY12 Operating Margin of 14.2% compared to 18.1% in Q1 FY12

Domestic Stores

International

 Lilly Pulitzer is a designer, marketer and distributor of upscale collections of women’s and girl’s dresses, sportswear and other products. Lilly Pulitzer® was originally created in the late 1950’s and is an affluent brand with a heritage and aesthetic based on the Palm Beach resort lifestyle. Fiscal 2012 DTC approached 55% of the business Sales per sq. ft. of $580 compared to $480 in FY11 E-commerce represented over 20% of total Lilly Pulitzer sales Comp store sales percentage increased over 25% Fiscal 2012 Net Sales of $122.6 million compared to $94.5 million in FY11 Operating Income (adj.) of $26.6 million compared to $17.7 million in FY11 Operating Margin (adj.) of 21.7% compared to 18.7% in FY11

 First Quarter Fiscal 2013 11% sales increase; 3% comp store sales increase 28% operating margin Felt impact of cold, wet Spring weather on east coast At quarter end, operated 21 retail stores, with two more to open in Q’s 2-4 Plan for 4-6 new stores per year Licensed approximately 65 Lilly Pulitzer Signature Stores First Quarter Fiscal 2013 Net Sales of $39.4 million compared to $35.6 million in Q1 FY12 Operating Income of $11.0 million, flat with Q1 FY12 Operating Margin of 28.0% compared to 30.9% in Q1 FY12

LANIER CLOTHES

Lanier Clothes designs and markets branded and private label men's suits, sportcoats, suit separates and dress slacks across a wide range of price points.



Fiscal 2012

- Net Sales of $107.3 million compared to $108.8 million in FY11
- Operating Income of $10.8 million compared to $12.9 million in FY11
- Operating Margin of 10.1% compared to 11.8% in FY11

Major customers include Men's Wearhouse, Macy's, Sears including Lands' End and Burlington Coat Factory.

Over 70% of the business for 2012 was branded:

Licensed Brands

Kenneth Cole®

Geoffrey Beene®

Dockers®

Ike Behar®

Owned Brands

Arnold Brant®

Billy London®

Ben Sherman® Tailored Clothing (intercompany license)

Oxford Industries, Inc. – Oppenheimer 13th Annual Consumer Conference – June 25, 2013

Pursuing opportunities to grow trouser business, expand into new channels of distribution and offer more tailored clothing at higher price points Small capital base consisting primarily of working capital and minimal cap ex providing a very good cash return on cash invested First Quarter Fiscal 2013 Net Sales of $27.3 million compared to $33.0 million in Q1 FY12 Operating Income of $2.5 million compared to $4.0 million in Q1 FY12 Operating Margin of 9.0% compared to 12.3% in Q1 FY12

 Ben Sherman is a London-based designer, marketer and distributor of branded sportswear and related products. It was established in 1963 as an edgy shirt brand that was adopted by the “mods” and has, throughout its history, been inspired by what is new and current in British art, music, culture and style. It is targeted at style conscious men ages 25 to 40. Fiscal 2012 39% of sales in UK 31% of sales in US 30% of sales in other countries, primarily continental Europe Slightly more than 60% of sales were wholesale At year end, operated full price retail stores in the US (4), UK (6) and Germany (2) as well as 7 outlets globally Fiscal 2012 Net Sales of $81.9 million compared to $91.4 million in FY11 Operating Loss of $10.9 million compared to loss of $2.5 million in FY11

 First Quarter Fiscal 2013 Sales and operating loss per plan Reduced inventory levels Moving swiftly to get on firmer footing Expense reduction – reductions across the board with meaningful planned reductions in SG&A, primarily in the second half of fiscal 2013 Distribution control – exiting from certain customer relationships and directing resources to areas with most potential such as e-com Leadership – appointed new CEO and COO from within the business Inventory management – focused and disciplined approach First Quarter Fiscal 2013 Net Sales of $12.2 million compared to $17.4 million in Q1 FY12 Operating loss of $4.8 million compared to loss of $2.7 million in Q1 FY12

Capital Structure and Other Items We are in a solid financial position to invest in growing our business. At May 4, 2013, outstanding borrowings of $165.1 million and unused availability of $71.6 million under our revolving credit facilities. Interest expense in the first quarter of fiscal 2013 declined 74% to $0.9 million. The decline was primarily due to borrowings under the revolving credit facility, which bears significantly lower interest rates than the previously outstanding senior secured notes, which were fully redeemed in July 2012.

Capital Structure and Other Items The effective tax rate for the first quarter of fiscal 2013 was 45.8% compared to 38.3% in the first quarter of fiscal 2012. The rate in the first quarter of fiscal 2013 was unfavorably impacted by our inability to recognized a tax benefit for losses in foreign jurisdictions. The effective tax rate is expected to be 41% for the fiscal year. Capital expenditures for fiscal 2013 are expected to be approximated $45 million compared to $60.7 million in fiscal 2012. In the first quarter of fiscal 2013, capital expenditures were $13.9 million.

As stated in our June 11, 2013 earnings release we expect: Q2 EPS (adj.) at $0.92 - $1.02 compared to $0.65 last year Full year EPS (adj.) guidance of $3.00 - $3.15 compared to $2.61 last year Revenue of $930 - $940 million compared to $856 million last year

Investment Highlights Portfolio of high-margin, lifestyle oriented brands Strong, well-developed market position for Tommy Bahama with unexploited potential in direct to consumer and international markets Continued opportunities for growth in Lilly Pulitzer with e-commerce, retail and geographic expansion Well-run business in Lanier Clothes with strong cash flow Opportunity to reduce loss and improve cash flow at Ben Sherman Capital structure in place to support growth Variety of opportunities to drive shareholder value

Oxford